UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 3, 2015 (March 31, 2015)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33139 001-07541	20-3530539 13-1938568
(State of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

999 Vanderbilt Beach Road, 3rd Floor

Naples, Florida 34108

999 Vanderbilt Beach Road, 3rd Floor

Naples, Florida 34108

(Address of principal executive offices,
including zip code)

(239) 552-5800

(239) 552-5800

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)

Letter Agreement with John P. Tague

On March 31, 2015, Hertz Global Holdings, Inc. (“Holdings”) entered into a letter agreement (the “Letter Agreement”) with John P. Tague, the Chief Executive Officer of Holdings and The Hertz Corporation (“Hertz”), concerning previously-approved equity award agreements and the performance goals applicable to equity award agreements contemplated by Mr. Tague’s Employment Agreement, dated as of November 21, 2014.  The Letter Agreement amends the (i) Employee Stock Option Agreement—Performance Options between Holdings and Mr. Tague dated as of November 21, 2014 (the “Option Agreement”) and (ii) form of Performance Stock Unit Agreement between Holdings and Mr. Tague dated as of November 21, 2014 (the “PSU Agreement”) to provide that the performance goal related to revenue efficiency metrics for the period from January 1, 2015 to December 31, 2017, applicable to each of the Option Agreement and the PSU Agreement, shall be determined by the Compensation Committee of Holdings with Mr. Tague’s input, and communicated to Mr. Tague, by no later than April 30, 2015.

In addition, the Letter Agreement amends the PSU Agreement to provide that a second performance goal must be achieved in order for Mr. Tague to earn any of the performance stock units to be awarded under the PSU Agreement.  The Compensation Committee of Holdings separately approved the second performance goal at its meeting on March 31, 2015.

The summary of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to full terms of the Letter Agreement, included as Exhibit 10.1 hereto, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following Exhibit is filed as part of this report:

Exhibit	Description
10.1	Letter Agreement between Hertz Global Holdings, Inc. and John P. Tague, dated March 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(Registrant)

	By:	/s/ Thomas C. Kennedy
	Name:	Thomas C. Kennedy
	Title:	Senior Executive Vice President and Chief Financial Officer

Date: April 3, 2015